As filed with the Securities and Exchange Commission on August 29, 2005	Registration No. 33-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
The Greenbrier Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-0816972

(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

200 One Centerpointe Drive
Lake Oswego,Oregon	97035

(Address of principal executive offices)	(Zip Code)
2005 Stock Incentive Plan
(Full title of the plan)
Larry G. Brady
Senior Vice President and Chief Financial Officer
200 One Centerpointe Drive
Lake Oswego, Oregon 97035
                                  (503) 684-7000
(Name, address and telephone number of agent for service)
Copies to:
Sherrill A. Corbett
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon 97204

CALCULATION OF REGISTRATION FEE

Title of each class			Proposed maximum
of securities to be			offering price per		Proposed maximum aggregate		Amount of
registered	Amount to be registered		share		offering price		registration fee
common stock, $.001 par value	1,166,636 shares	(1)	$28.93	(5)	$33,750,779	(5)	$3,972.47
common stock, $.001 par value	5,364 shares	(2)	$31.69	(6)	$169,985	(6)	$20.01
common stock, $.001 par value	128,000 shares	(3)	$28.84	(7)	$3,691,520	(7)	$434.49
common stock, $.001 par value	1,166,636 shares	(4)	$28.93	(8)	$33,750,779	(8)	N/A	(6)
Total	2,466,636 shares				$71,363,063		$4,426.97

(1) This filing registers 1,166,636 shares of the Company’s common stock issuable under the 2005 Stock Incentive Plan (the “Plan”). There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the Plan in the event of any future change in the outstanding shares of common stock as a result of a stock dividend, stock split or similar adjustment.
(2) This filing also registers 5,364 shares of common stock relating to reoffering of common stock issued by the Company pursuant to the Plan in January 2005 to certain directors of the Company who may be deemed affiliates that hold control securities (“Affiliates’ Shares”). The terms “affiliates” and “control securities” are as defined by Rule 144 and Rule 405 under the Securities Act.
(3) This filing also registers 128,000 shares of common stock relating to reoffering of shares of common stock issued by the Company pursuant to the Plan effective August 1, 2005 to certain officers of the Company who may be deemed affiliates that hold control securities. The terms “affiliates” and “control securities” are as defined by Rule 144 and Rule 405 under the Securities Act.
(4) This filing also registers 1,166,636 shares of Greenbrier’s common stock relating to reofferings of common stock which may be acquired from time to time under the Plan by certain directors and officers of Greenbrier who may be deemed to be affiliates that hold control securities.
(5) The offering price of $28.93 per share was the average of the high and low prices of the Company’s common stock on August 25, 2005 on the New York Stock Exchange. The aggregate offering price is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(6) The price of $31.69 per share was the average of the high and low sales prices of the common stock on the New York Stock Exchange on January 11, 2005, when the restricted shares were granted under the Plan. The aggregate offering price is calculated pursuant to Rule 457(h)(1) based upon the actual aggregate price of $169.985.00 for 5,364 shares of Greenbrier’s common stock issued under the Plan prior to the date of this prospectus.
(7) The price of $28.84 per share was the average of the high and low sales prices of the common stock on the New York Stock Exchange on July 29, 2005, the day prior to the effective date of the restricted stock grants. The aggregate offering price is calculated pursuant to Rule 457(h)(1) based upon the actual aggregate price of $3,691,520 for 128,000 shares of Greenbrier’s common stock issued under the Plan prior to the date of this prospectus.
(8) The estimated proposed maximum offering price for 1,166,636 shares offered for resale is calculated based upon the average of the high and low sales prices of the common stock on August 25, 2005, on the New York Stock Exchange. No additional filing fee is required to be paid with respect to the shares offered pursuant to the Plan which are offered for resale under the reoffer prospectus contained herein, pursuant to Rule 457(h)(3).
Explanatory Note
          The Greenbrier Companies, Inc. (“Greenbrier”, or the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 1,166,636 shares of common stock reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”).
          This registration statement also includes a reoffer prospectus prepared in accordance General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be utilized for reofferings and resales on a continuous or a delayed basis in the future of up to 1,300,000 shares of common stock that constitute “control securities” which have been issued prior to or will be issued after the filing of this registration statement. The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) the Securities Act. Such documents need not be filed with the Securities Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses of prospectus supplements, pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Reoffer Prospectus
1,300,000 Shares
The Greenbrier Companies, Inc.
Common Stock
          This reoffer prospectus relates to 1,300,000 shares of common stock of The Greenbrier Companies, Inc. (the “Company” or “Greenbrier”), par value $0.001 per share, which may be offered for sale from time to time by certain stockholders or their successors in interest. The information regarding these stockholders is provided under the caption “Selling Stockholders.” We will not receive any proceeds from the sale of shares of common stock pursuant to this reoffer prospectus. The selling stockholders have acquired or will, in the future, acquire the common stock pursuant to grants of restricted shares, options or stock units under our 2005 Stock Incentive Plan and these stockholders may resell all, a portion, or none of these shares of common stock from time to time.
          The shares of common stock are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each stockholder who sells shares of our common stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.
          You should carefully read this reoffer prospectus and any accompanying prospectus supplement before you make your investment decision. The shares of common stock offered hereby may be sold from time to time directly by, or on behalf of, each selling stockholder in one or more transactions on the New York Stock Exchange or on any stock exchange on which our common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the selling stockholders’ shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that stockholder.
          Investing in our common stock involves risks, which are detailed from time to time in the periodic reports that we file with the Securities and Exchange Commission and that we have incorporated herein by reference.
          Our common stock is listed on the New York Stock Exchange under the trading symbol “GBX.” The last reported sale price of our common stock on the New York Stock Exchange on August 25, 2005, was $28.85 per share.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this reoffer prospectus is August 26, 2005.

          This prospectus incorporates important business and financial information about Greenbrier that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning Greenbrier at the following address: The Greenbrier Companies, attention Linda M. Olinger, Vice President and Corporate Controller, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035; telephone (503) 684-7000. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY
          This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about Greenbrier, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.
THE GREENBRIER COMPANIES, INC.
          Greenbrier is a leading supplier of transportation equipment and services to the railroad and related transportation industries. Our principal business activities include:
•	designing, manufacturing and marketing intermodal railcars, conventional railcars, specialty railcars and marine vessels and repairing and refurbishing intermodal and conventional railcars; and

•	leasing and providing management services to the North American rail transportation industry.
          With operations in the United States, Canada, Mexico and Europe, the manufacturing segment of our business produces double-stack intermodal railcars, conventional railcars, specialty railcars and marine vessels, and performs repair, refurbishment and maintenance activities for both intermodal and conventional railcars. As of May 31, 2005, the leasing and services segment owned approximately 10,000 railcars and provides management services for approximately 128,000 railcars for railroads, shippers and other leasing and transportation companies.
          We are a Delaware corporation that was formed in 1981. Our principal executive offices are located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, and our telephone number is (503) 684-7000.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer, or various filings made by the Company with the Securities and Exchange Commission (SEC). These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:
•	availability of financing sources and borrowing base for working capital, other business development activities, capital spending and railcar warehousing activities;

•	ability to renew or obtain sufficient lines of credit and performance guarantees on acceptable terms;

•	ability to utilize beneficial tax strategies;

•	ability to grow our railcar services and lease fleet and management services business;

•	ability to obtain purchase orders which contain provisions for the escalation of prices due to increased costs of materials and components;

•	ability to obtain adequate certification and licensing of products; and

•	short- and long-term revenue and earnings effects of the above items.
          Forward-looking statements are subject to a number of uncertainties and other factors outside Greenbrier’s control. The following are among the factors that could cause actual results or outcomes to differ materially from the forward-looking statements:
•	a delay or failure of acquired businesses, products or services to compete successfully;

•	decreases in carrying value of assets due to impairment;

•	severance or other costs or charges associated with lay-offs, shutdowns, or reducing the size and scope of operations;

•	changes in future maintenance requirements;

•	effects of local statutory accounting conventions on compliance with covenants in certain loan agreements;

•	domestic and global business conditions and growth or reduction in the surface transportation industry;

•	actual future costs and the availability of materials and a trained workforce;

•	ability to maintain good relationships with third party labor providers or collective bargaining units;

•	availability of subcontractors;

•	steel price increases, scrap surcharges and other commodity price fluctuations and their impact on railcar demand and margin;

•	changes in product mix and the mix between the manufacturing and leasing & services segments;

•	labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo;

•	production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of alliance partners, subcontractors or suppliers;

•	ability to obtain suitable contracts for railcars held for sale;

•	lower than anticipated residual values for leased equipment;

•	discovery of defects in railcars resulting in increased warranty costs or litigation;

•	resolution or outcome of investigations and pending or future litigation;

•	the ability to consummate expected sales;

•	delays in receipt of orders, risks that contracts may be canceled during their term or not renewed and that customers may not purchase as much equipment under the contracts as anticipated;

•	financial condition of principal customers;

•	market acceptance of products;

•	ability to determine and obtain adequate levels of insurance at acceptable rates;

•	competitive factors, including introduction of competitive products, price pressures, limited customer base and competitiveness of our manufacturing facilities and products;

•	industry over-capacity and our manufacturing capacity utilization;

•	continued industry demand at current and anticipated levels for railcar products:

•	domestic and global political, regulatory or economic conditions including such matters as terrorism, war, embargoes or quotas;

•	ability to adjust to the cyclical nature of the railcar industry;

•	the effects of car hire deprescription on leasing revenue;

•	changes in interest rates;

•	actions by various regulatory agencies;

•	changes in fuel and/or energy prices;

•	availability and price of essential raw materials, specialties or components, including steel castings, to permit manufacture of units on order;

•	ability to replace lease revenue and earnings from maturing and terminating leases with revenue and earnings from additions to the lease fleet , lease renewals and management services; and

•	financial impacts from currency fluctuations in the Company’s worldwide operations.
          Any forward-looking statements should be considered in light of these factors. Greenbrier assumes no obligation to update or revise any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements or if Greenbrier later becomes aware that these assumptions are not likely to be achieved, except as required under securities laws.
USE OF PROCEEDS
          All proceeds from the sale of the common stock offered hereby will be for the accounts of the selling stockholders. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by any selling stockholder will be borne by such selling stockholder.
SELLING STOCKHOLDERS
          The following table sets forth: (i) the name and position of each selling stockholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each selling stockholder as of the date of this prospectus; (iii) the number of shares of common stock offered hereunder which may be acquired by the selling stockholders pursuant to the exercise of options granted to them under the Plan as of the date of this prospectus; and (iv) the amount and percentage of common stock to be owned by each such selling stockholder if such selling stockholder were to sell all of the shares of common stock which may be offered pursuant to this prospectus.
          Information regarding the selling stockholders, including the number of shares offered for sale, may change from time to, and any changed information will be set forth in a prospectus supplement to the extent required. The address of each selling stockholder is c/o The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

			Number of Shares
	Number of Shares	Number of Shares	Owned/Percentage
	Owned Prior to	to be	After
Name and Position	Offering(1)	Offered(2)	Offering(3)
Victor G. Atiyeh, Director	1,641	1,341	*
Duane C. McDougall, Director	3,341	1,341	*
Benjamin R. Whiteley, Director	21,841	1,341	*

			Number of Shares
	Number of Shares	Number of Shares	Owned/Percentage
	Owned Prior to	to be	After
Name and Position	Offering(1)	Offered(2)	Offering(3)
Donald A. Washburn, Director	1,341	1,341	*
Robin D. Bisson, Senior VP Marketing and Sales	30,001	30,000	*
Larry G. Brady, Senior VP and Chief Financial Officer	10,000	10,000	*
Mark J. Rittenbaum, Senior VP and Treasurer	31,300	30,000	*
Linda Olinger, VP and Corporate Controller	8,000	8,000	*
Timothy A. Stuckey, President of Gunderson Rail Services, Inc.	10,000	10,000	*
Norriss M. Webb, Executive VP and General Counsel	14,966	10,000	*
L. Clark Wood, President of Manufacturing Operations	10,300	10,000	*
William L. Bourque, VP International Marketing	10,000	10,000	*
James T. Sharp, President of Greenbrier Leasing Corporation	10,000	10,000	*
Total	162,731	133,364

*	Less than one percent.
(1) For purposes of this table, the number of shares of common stock owned prior to this offering includes all shares of common stock owned by each selling stockholder as of the date of this prospectus. It does not include shares of common stock that may be acquired in the future upon the exercise of options.
(2) For purposes of this table, the number of shares of common stock offered includes only restricted shares of common stock which have been granted to the selling stockholders under the Plan as of the date of this prospectus. It does not include restricted shares of common stock that may be granted in the future to the selling stockholders, which information is not currently known.
(3) Applicable percentage of ownership is based on 14,924,641 shares of the Company outstanding as of June 28, 2005.

PLAN OF DISTRIBUTION
          The selling stockholders have not advised the Company of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time-to-time by the selling stockholders or by their pledges, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
          The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. The selling stockholder may also sell shares directly to purchasers. Any broker or dealer may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.
          In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.
          We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.
          In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.
          The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.
          We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.
LEGAL MATTERS
          The validity of the common stock offered hereby will be passed upon by Tonkon Torp LLP.
EXPERTS
          The financial statements as of August 31, 2004 and 2003 and for each of the three years in the period ended August 31, 2004 incorporated by reference from the Company’s Current Report on form 8-K as filed on July 27, 2005 and the related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended August 31, 2004 have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
AVAILABLE INFORMATION
          Greenbrier files annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders may inspect and copy these materials at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.
DOCUMENTS INCORPORATED BY REFERENCE
          This prospectus is part of a registration statement on Form S-8 that Greenbrier filed with the SEC in accordance with the requirements of Part I of Form S-3 and General Instruction C of the Instructions to Form S-8. The SEC allows this filing to “incorporate by reference” information that the Company previously filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supercede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:
•	Greenbrier’s annual report on Form 10-K for the fiscal year ended August 31, 2004;

•	Greenbrier’s quarterly reports on Form 10-Q for the fiscal quarter ended November 30, 2004, February 28, 2005 and May 31, 2005;

•	The Company’s current reports on Form 8-K filed on October 8, 2004, November 10 and 15, 2004, December 7 and 16, 2004, January 10, 2005, February 1 and 9, 2005, March 30, 2005, April 20, 21, 26 and 29, 2005, May 11 and 13, 2005, June 30, 2005, July 6, 8, 22, 27 and 28, 2005, and August 5, 2005; and

•	The description of Greenbrier common stock, $0.001 par value included in the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), including any amendments or report filed for the purpose of updating such information.
          All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
          Greenbrier will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into the registration statement (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates). Written or oral requests for such information should be directed to: Linda M. Olinger, Vice President and Corporate Controller, The Greenbrier Companies, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035, telephone (503) 684-7000.
          Greenbrier has not authorized any person to give any information or to make any representations in connection with sale of the shares by the selling stockholders other than those contained in this prospectus. You should not rely on any information or representations in connection with such sales other than the information or representations in this prospectus. You should not assume that there has been no change in Greenbrier’s affairs since the date of this prospectus or that the information in this prospectus is correct as of any time after its date. This prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or under any circumstances in which such an offer or solicitation is unlawful.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Company with the SEC are incorporated by reference in this registration statement:
          (a) The Company’s annual report on Form 10-K for the fiscal year ended August 31, 2004.
          (b) The Company’s quarterly reports on Form 10-Q for the fiscal quarter ended November 30, 2004, February 28, 2005 and May 31, 2005.
          (c) The Company’s current reports on Form 8-K filed on October 8, 2004, November 10 and 15, 2004, December 7 and 16, 2004, January 10, 2005, February 1 and 9, 2005, March 30, 2005, April 20, 21, 26 and 29, 2005, May 11 and 13, 2005, June 30, 2005, July 6, 8, 22, 27 and 28, 2005, and August 5, 2005.
          (d) The description of Greenbrier’s common stock, $0.001 par value (the “common stock”) set forth in Greenbrier’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852), including any amendments or reports filed for the purpose of updating such information.
          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          None.
Item 6. Indemnification of Directors and Officers.
          Under the Delaware General Corporation Law (“DGCL”), the Company’s Restated Certificate of Incorporation (the “Certificate”), and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.
          Pursuant to Section 102(b)(7) of the DGCL, Article Sixth of the Certificate contains the following provision relating to the personal liability of the Company’s directors:
“No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. This Article Sixth shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”
          Pursuant to DGCL Section 145 and Article Seventh of the Certificate, Article VIII of the Company’s Amended and Restated Bylaws provides:
          “Section 1. Directors and Officers.
(a) Indemnity in Third-Party Proceedings. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(a) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director or officer in connection with such proceeding if the

Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the Director or officer, in addition, had no reasonable cause to believe that the Director’s or officer’s conduct was unlawful; provided however, that the Director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the Director or officer in which the Director or officer is adjudged liable on the basis that personal benefit was improperly received by the Director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.”
          In addition to the indemnification and exculpation provided by the Company’s Certificate and Bylaws, the Company has entered into an indemnification agreement with each of its directors and officers. The indemnification agreements provide that no director or officer shall have a monetary liability of any kind in respect of the director’s or officer’s errors or omissions in serving the Company or any of its subsidiaries, stockholders or related enterprises, so long as such errors are not shown by clear and convincing evidence to have involved: (i) any breach of the duty of loyalty to such entities; (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of the law; (iii) any transaction from which the director or officer derived an improper personal benefit; (iv) any unlawful corporate distribution as defined in the DGCL; or (v) profits made from the purchase and sale by the director or officer of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended. Furthermore, regardless of the theory of liability asserted and to the fullest extent permitted by law, no director or officer shall have personal liability for (i) punitive, exemplary or consequential damages; (ii) treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained; (iii) fees of attorneys, accountants, expert witnesses or professional consultants; or (iv) civil fines or penalties of any kind or nature whatsoever.
          The indemnification agreements also require the Company to indemnify any director or officer who is a party to, or is threatened to be made a party to, any proceeding, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding, if the director or officer: (i) acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Company; and (ii) with respect to any criminal proceeding, the director or officer also had no reasonably cause to believe that his or her conduct was unlawful. In any proceeding charging a director or officer with improper personal benefit to the director or officer, the Company will indemnify the director or officer if the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.
          The indemnification agreements also provide indemnity to a director or officer in proceedings brought by or in the right of the Company, as long as the director or officer acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company. If a director or officer is adjudged liable to the Company, he or she will not be indemnified unless the appropriate court determines that the director or officer is fairly and reasonably entitled to indemnification.
          Notwithstanding the foregoing, the indemnification agreements indemnify each director and officer to the fullest extent permitted by law with respect to any proceeding against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with any proceeding. The forms of indemnification agreements entered into between the Company and its officers and directors have been filed with the SEC and are incorporated by reference to the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852).
          The Company maintains directors’ and officers’ liability insurance under which the Company’s directors and officers are insured against claims for errors, neglect, breach of duty and other matters.
Item 7. Exemption from Registration Claimed.
          An aggregate of 5,364 shares of the Company’s common stock were awarded to four non-employee directors of the Company in January 2005, pursuant to the terms of the Plan, and on August 1, 2005 nine executive officers of the Company were awarded an aggregate of 128,000 shares of the Company’s common stock under the Plan. These shares exempt from registration under Section 4(2) of the Securities Act. In addition, it is the Company’s view that there was no “sale” of such shares within the meaning of Section 2(a)(3) of the Securities Act.
Item 8. Exhibits.
          The exhibits listed in the Index to Exhibits, which appears on page 19 hereof, are filed as part of this registration statement.
Item 9. Undertakings.
A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES
          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon, on August 26, 2005.

THE GREENBRIER COMPANIES, INC.
By /s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below hereby constitutes and appoints Larry G. Brady his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ William A. Furman	August 29, 2005
William A. Furman
President, Chief Executive Officer
and Director

/s/ Larry G. Brady	August 29, 2005
Larry G. Brady
Senior Vice President and
Chief Financial Officer

Directors:

August ___, 2005
Victor G. Atiyeh

August ___, 2005
A. Daniel O’Neal, Jr.

/s/ Duane c. McDougall	August 29, 2005
Duane C. McDougall

/s/ C. Bruce Ward	August 29, 2005
C. Bruce Ward

August ___, 2005
Donald A. Washburn

/s/ Benjamin R. Whiteley	August 29, 2005
Benjamin R. Whiteley

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation incorporated by reference to the Company’s registration statement on Form S-1, as declared effective on July 11, 1994 (Registration No. 33-78852).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 of the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2004).

4.3	Rights Agreement, dated as of July 13, 2004, between the Company and EquiServe Trust Company, N.A., as Rights Agent, (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A, filed September 16, 2004), as amended by Amendment No. 1 (incorporated herein by reference to Exhibit 4.2 of the Company’s current report on Form 8-K, filed November 15, 2004) and Amendment No.2 (incorporated herein by reference to Exhibit 4.3 of the Company’s current report on Form 8-K, filed February 9, 2005).

5.1	Opinion of Tonkon Torp LLP

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2	Consent of Tonkon Torp LLP (included in Exhibit 5.1)

24.1	Power of Attorney (provided on page 17)
Other exhibits listed in Item 601 of Regulation S-K are not applicable.